UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 10, 2011, eBay Inc. (“eBay”) provided a overview of its growth plans through 2013 at a company-held meeting. A copy of eBay’s press release entitled “eBay Inc. Expects Double-Digit Annual Revenue and Earnings Growth Over Next Three Years” is attached as an exhibit to this Current Report on Form 8-K. An archive of eBay’s webcast of the meeting will be publicly available on eBay Inc.’s Investor Relations page at http://investor.ebayinc.com for 30 days following the meeting

The attached press release includes free cash flow, which is defined as a “non-GAAP financial measure” by the Securities and Exchange Commission, or SEC. This measure may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of free cash flow to GAAP operating cash flow, see page four included in the attached press release.

The attached press release also contains forward-looking statements relating to, among other things, eBay’s future performance that are based on eBay’s current expectations, forecasts and assumptions and involve risks and uncertainties. A more thorough discussion of certain factors that may affect eBay’s actual results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in eBay’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebayinc.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in the attached press release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated February 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: February 10, 2011		/s/ Brian H. Levey
	Name:	Brian H. Levey
	Title:	Vice President, Deputy General Counsel,
and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated February 10, 2011